Exhibit 3-1e

                            Certificate Of Amendment

                                       of

                      RESTATED CERTIFICATE OF INCORPORATION
                                       of

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                                   ----------

                Establishing the _____%Cumulative Preferred Stock
                   and the ______% Cumulative Preferred Stock
                        as series of the Preferred Stock.

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                            CERTIFICATE OF AMENDMENT
                            ------------------------

                                       of

                      RESTATED CERTIFICATE OF INCORPORATION

                                       of

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                                   ----------

      Public Service Electric and Gas Company, a New Jersey corporation, does hereby certify, pursuant to subsection 14A:7-2(4) of the New Jersey Business Corporation Act, that:

      (a) The name of this corporation is "Public Service Electric and Gas Company".

      (b) The following is a copy of resolutions of the Board of Directors of said corporation, amending the Restated Certificate of Incorporation of said corporation dated May 1, 1986, as amended, pursuant to subsections 14A:7-2(2) and 14A:7-2(3) of the New Jersey Business
            Corporation Act and subdivision 1 of Article V of said Restated Certificate of Incorporation:

      "RESOLVED, that a series of Preferred Stock of this Company, designated the _____% Cumulative Preferred Stock" (hereinafter in these resolutions sometimes referred to as the ______% Preferred Stock"), and consisting of _______ shares of the par value of $___ each, be and the same is hereby created and established as a series within the _________ shares of Preferred Stock (Par Value $___ per share) of this Company presently authorized by this Company's Restated Certificate of Incorporation dated May 1, 1986, as amended, of which _________ shares are presently issued and outstanding;

      FURTHER RESOLVED, that the relative rights, preferences and limitations of the shares of the _____ % Preferred Stock, in the respects in which the shares of such series vary from shares of other series of the Preferred Stock of this Company, are hereby determined to be as follows:

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(1)   the annual rate of  dividends  payable on shares of such  series  shall be
      _______% and the date from which such dividends shall be cumulative on all shares of such series issued on or before the record date for the initial dividend thereon shall be ___________;

(2) the prices at which shares of such series may be redeemed shall be as follows:

            if redeemed on or before _________________ $

            if redeemed thereafter, but on or before ________________, $

            if redeemed thereafter, but on or before ________________, $

            if redeemed thereafter, but on or before ________________, $

            if redeemed thereafter, but on or before ________________, $

            if redeemed thereafter, but on or before ________________, $

            if redeemed thereafter, but on or before ________________, $

            if redeemed thereafter, but on or before ________________, $

            if redeemed thereafter, but on or before ________________, $

            if redeemed thereafter, but on or before ________________, $

            and if redeemed thereafter

plus,  in each case,  an amount equal to all  accumulated  and unpaid  dividends
thereon  to  the  date  of  redemption;   provided,   however,   that  prior  to
________________, none of the shares of such series may be redeemed;

(3) The amount which shall be paid to the holders of shares of such series on voluntary liquidation or dissolution of this Company shall be the redemption price thereof established in paragraph (2) above in effect at the date of such liquidation or dissolution, plus an amount equal to all accumulated and unpaid dividends thereon to the date of such payment, whether or not such dividends shall have been earned or declared;

      FURTHER RESOLVED, that the Restated Certificate of Incorporation of this Company dated May 1, 1986, as amended, be and it hereby is amended so that the designation and number of shares of such series and the relative rights, preferences and limitations of such

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                                       3


series, in the respects in which the shares of such series vary from shares of other series of the Preferred Stock of this Company, are as stated in these resolutions; and

      FURTHER RESOLVED, that the proper officers of this Company be and they hereby are authorized and directed to execute on behalf of this Company and to file in the office of the Secretary of State of the State of New Jersey a certificate of amendment to the Restated Certificate of Incorporation of this Company, as amended, setting forth a copy of these resolutions, as required by subsection 14A:7-2(4) of the New Jersey Business Corporation Act.

      RESOLVED, that a series of Preferred Stock of this Company, designated "___% Cumulative Preferred Stock" (hereinafter in these resolutions sometimes referred to as the ________% Preferred Stock"), and consisting of __________ shares of the par value of $____ each, be and the same is hereby created and established as a series within the ________ shares of Preferred Stock - $___ Par of this Company presently authorized by this Company's Restated Certificate of Incorporation dated May 1, 1986, as amended, none of which is presently issued and outstanding;

      FURTHER RESOLVED, that the relative rights, preferences and limitations of the shares of the New Preferred Stock, in the respects in which the shares of such series vary from shares of other series of the Preferred Stock of this Company, are hereby determined to be as follows:

      (1) the annual rate of dividends payable on shares of such series shall be _____ % and the date from which such dividends shall be cumulative on all shares of such series issued on or before the record date for the initial dividend thereon shall be ____________________;

      (2) shares of such series may be redeemed at Par plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption; provided, however, that prior to ________________, none of the shares of such series may be redeemed;

      (3) the amount which shall be paid to the holders of shares of such series on voluntary liquidation or dissolution of this Company shall be Par plus an amount equal to all accumulated and unpaid dividends thereon to the date of such payment, whether or not such dividends shall have been earned or declared; and

      FURTHER RESOLVED, that the Restated Certificate of Incorporation of this Company dated May 1, 1986, as amended, be and it hereby is amended so that the designation and number of shares of such series and the relative rights, preferences and limitations of such

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series,  in  the  respects  in  which  the  shares  of  such  series  vary  from
_______________ shares of other series of the Preferred Stock of this Company, are as stated in these resolutions; and

      FURTHER RESOLVED, that the proper officers of this Company be and they hereby are authorized and directed to execute on behalf of this Company and to file in the office of the Secretary of State of the State of New Jersey a certificate of amendment to the Restated Certificate of Incorporation of this Company, setting forth a copy of these resolutions, as required by subsection 14A:7-2(4) of the New Jersey Business Corporation Act."

      (c) The foregoing resolutions were duly adopted by the Board of Directors of said corporation at a meeting duly called and held on _________________, at which a quorum was present and acting throughout.

      (d) The Restated Certificate of Incorporation of this corporation dated May 1, 1986, as amended, is further amended so that the designation and number of shares of the ___% Cumulative Preferred Stock and the ____% Cumulative Preferred Stock of said corporation, and the relative rights, preferences and limitations of such series are as stated in said resolutions.

      IN WITNESS WHEREOF, said Public Service Electric and Gas Company has made this Certificate this ______ day of ___________, ____.

                               PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                               BY________________________________
                                 Vice President

[CORPORATE SEAL]

Attest:

By________________________
    Assistant Secretary